Exhibit 99.1

INCENTIVE COMPENSATION PLAN

2005

Objectives: The Incentive Compensation Plan (“ICP”) provides for cash bonuses to be paid to eligible employees and is designed to meet the following objectives:

•	Attract and retain valuable employees

•	Link / align employee contributions with company goals

•	Motivate behavior that supports teamwork and the achievement of business goals

•	Share the results of Company success with the employees who contribute to that success

Eligibility for Participation:

All regular part-time and full-time employees who are not participants in another incentive plan (i.e.: Sales Commissions) are eligible to participate in the ICP. Eligible employees begin participation in the plan on their date of hire or on the date they transfer to an eligible position. For example, a Sales employee who transfers to a non-sales position would be eligible to participate in the ICP on a prorata basis on the date of their transfer.

Plan Year:

The Plan year is from January 1 through December 31 of each calendar year.

Eligibility for Distribution:

An employee must meet all of the following criteria in order to be eligible to receive the ICP bonus payment, if any payment made:

•	An employee must be employed on the date the bonus is paid. An employee who voluntarily terminates, is terminated as a result of a reduction in force prior to the end of the plan year, or is terminated for cause before the date the bonus is paid is NOT eligible to receive a bonus.

•	An eligible employee who is terminated as a result of reduction in force, disability, death or retirement after the end of the plan year (12/31/05) but prior to the payment of the bonus will be eligible to receive a payment of the ICP bonus for the portion of the year they were eligible.

•	Employees on Performance Improvement Plans are not eligible for payment for the period of time while on the Performance Improvement Plan. Payments will be reduced/prorated for the period(s) on a Performance Improvement Plan.

•	Employees on a Leave of Absence are not eligible for payment during the unpaid portion of their leave. For the purposes of the ICP, the unpaid portion of a leave of absence is defined as the period of time in which an employee does not have Base Salary earnings paid through Invitrogen payroll.

Plan Components: There are two main components to the ICP: (1) Corporate Financial component and (2) Individual / Team component.

Plan Measures: Each Plan Component contains specific measures as follows:

1.	The Corporate Financial component has two measures: Corporate Revenue and Corporate Net Income, each with an equal weighting of 30% of the target bonus payout (the total Corporate financial component is 60% of the target payout). Please refer to the table on page 4 for the targets set for each measure in 2005.

2.	The Individual / Team[1] component measures performance against the Individual / Team objectives set forth during the annual performance appraisal process. The Individual / Team objectives are weighted 40% of the targeted bonus payout.

[1]	Individual performance component may be replaced or supplemented by team or region-based performance measures in some areas of the Company.

3.	Each measure is independent of one another. A measure may be earned, even when other measures are not. An illustration of Plan Components and Plan Measures is below.

Career Band	ICP Target *
Administrative & Technical Support	5%
Professional	5% - 7.5%
Managers & Sr. Professionals	10% - 15%
Leadership	25% - 30%
Executive Leadership	Individually approved by Board of Directors

*	ICP target is determined by position and expressed as a percent of base pay, described in the definitions section on page 6.

2005 ICP Financial Targets

The Corporate Financial measure is a sliding target based on actual results versus target. An employee may earn anywhere from 0% – 100% of the Corporate Financial measure, depending on Corporate results.

2005 ICP Financial Targets (in thousands)*

% Revenue Goal Achieved	Revenue		% Revenue Award Paid	% Net Income Goal Achieved	Net Income		% Net Income Award Paid
85%	*	*	0%	75%	*	*	0%
100%	*	*	100%	100%	*	*	100%

**	Specific targets to be determined by Invitrogen’s Compensation & Organizational Development Committee, subject to modification to reflect significant mergers and acquisitions during 2005.

Individual / Team Target

The Individual / Team measure is a sliding target. An employee may earn from 0% to 200% of the Individual / Team measure, depending on their performance as measured against the objectives set forth at the beginning of the Plan year or during the performance appraisal process.

An employee who has shown progress but has not fully achieved any of the Individual Objectives may be eligible for a payment of 75% to 90% on this component. To earn 100% of the Individual component, an employee must achieve the majority of the objectives established at the start of the plan year. It is assumed that most employees will achieve the majority of their objectives, however management may apply discretion in cases where circumstances prohibit that achievement. Achievement of every objective is considered to be “above target” performance, and may be eligible for payment in excess of 150%, up to a maximum of 200%. The employee’s manager and Executive Leadership will determine the final ratings to be applied to this component.

Upside Potential:

Eligible employees have the opportunity to earn up to 200% of their Bonus Target. First, the calculated award is determined for each employee by assessing the performance results against the Corporate Financial goals and the Individual / Team goals.

Performance in excess of 100% of the Company Financial goals will fund a Super Bonus pool, which will be allocated by the Chief Executive Officer based on over-achievement of either Individual or Business Unit goals for the year.

Total award to any one individual is capped at 200% of target.

Plan Calculation and Payment Dates:

The ICP will be calculated and payments, if any, will be made annually, in late March.

Plan Controls and Limitations: The Company reserves the right to review this Incentive Compensation Plan, to make changes in plan participation, target incentives, or any other aspect of this plan at any time and without prior notice.

Plan Administration: Human Resources is responsible for administering the Plan and maintaining any necessary administrative records. The Senior Vice President of Human Resources is responsible for interpreting plan provisions in the event a dispute or question should arise.

Definitions:

“Base Salary” is defined as follows:

For employees paid a salary, it is the employee’s annual base salary on December 31 of the plan year.

For employees paid an hourly rate, it equals the employee’s Gross Earnings for the period including overtime, sick time and vacation.

In each case this amount excludes other payments such as Stock Option exercise proceeds, or other bonuses or ICP payments.

“Bonus Target” is a number that is assigned to each group of participants based on their position/grade in the compensation structure. The Bonus Target is described as a percentage of an employee’s Base Salary.

“Corporate Financial Targets” are the targets (Revenue and Net Income) established by the Company for the plan year, as approved by the Board of Directors and reflected in the SEC Financial statements and/or Earnings Press Release.

“Corporate Net Income” is defined as pro-forma Net Income, per press release of year-end financial statement.

“Corporate Revenue” is defined as pro-forma net revenue, as set forth in the financial schedules included in the year-end press release.

“Individual/Team Performance Goals” are the goals identified for the particular Plan year. Individual performance component may be replaced or supplemented by team-based or region-based performance measures in some areas of the Company.

“Plan Component” refers to the two main elements in the ICP for which goals are established and rewards are tied to: Corporate Financial and Individual / Team.

“Plan Measure” refers to the specific item being measured.

“Prorata Target” is calculated for salaried employees by dividing the number of days an employee is participating in the Plan by the total number of days in the plan, and applying that result to the annual base salary times the target percentage.